United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CLS HOLDINGS USA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CLS Holdings USA, Inc.

516 S. 4th Street

Las Vegas, NV 89101

(888) 359-4666

September 23, 2024

Dear Stockholder:

On behalf of the Board of Directors and management of CLS Holdings USA, Inc., you are cordially invited to join us at the 2024 Annual Stockholders Meeting (the “2024 Annual Meeting”) to be held at 8:00 a.m. local time on November 6, 2024. The 2024 Annual Meeting will be held in a virtual format only. To attend, vote, and submit questions during the 2024 Annual Meeting visit www.proxyvote.com and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Attendance at the 2024 Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting, and our annual report on Form 10-K for the fiscal year ended May 31, 2024. We also will report on matters of current interest to our stockholders.

At this year’s meeting, you will be asked to:

(1)	elect one director nominee to serve for a three-year term as a Class I director; and

(2)	ratify the appointment of our independent registered public accounting firm for our fiscal year ending May 31, 2025; and

(3)	transact such other business as may properly come before the 2024 Annual Meeting, or any adjournments or postponements thereof.

The Board of Directors recommends the election of the nominee for director and approval of the appointment of the independent public accounting firm.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the 2024 Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone, or by completing, signing and promptly returning a proxy card, or you may vote in real time online at the 2024 Annual Meeting.

Thank you for your continuing support of CLS Holdings USA, Inc. and its vision.

Sincerely,

Andrew Glashow

Chief Executive Officer and Chairman of the Board

CLS HOLDINGS USA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 6, 2024

To the Stockholders of CLS Holdings USA, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “2024 Annual Meeting”) of CLS Holdings USA, Inc., a Nevada corporation (the “Company”), will be held virtually at 8:00 a.m. local time on Wednesday, November 6, 2024. To attend, vote, and submit questions during the 2024 Annual Meeting visit www.proxyvote.com and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. The 2024 Annual Meeting will be held for the following purposes:

(1)	elect one director nominee to serve for a three-year term as a Class I director;

(2)	ratify the appointment of our independent registered public accounting firm for our fiscal year ending May 31, 2025; and

(3)	transact such other business as may properly come before the 2024 Annual Meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on September 13, 2024, as the record date for determining those stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting and any adjournments or postponements thereof.

Whether or not you expect to attend virtually, please vote using our secure online voting website or by signing, dating and returning your enclosed proxy card in the postage-paid envelope provided for that purpose by November 5, 2024.

By Order of the Board of Directors,

Andrew Glashow, Chief Executive Officer and Chairman of the Board

Las Vegas, Nevada

September 23, 2024

ALL STOCKHOLDERS ARE INVITED TO VIRTUALLY ATTEND THE 2024 ANNUAL MEETING BY VISITING WWW.PROXYVOTE.COM AND ENTERING THEIR CONTROL NUMBER INCLUDED IN THEIR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY BY NOVEMBER 5, 2024. STOCKHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS VIEW AND PARTICIPATE IN THE VIRTUAL 2024 ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES AT THE MEETING.

The Company’s notice of annual meeting, proxy statement and annual report on Form 10-K, as amended, for the fiscal year ended May 31, 2024 are available on the Internet at www.proxyvote.com.

Page
PROXY STATEMENT	1
GENERAL INFORMATION	1
PROPOSAL 1: ELECTION OF CLASS I DIRECTOR	5
MANAGEMENT AND CORPORATE GOVERNANCE	6
EXECUTIVE COMPENSATION	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	16
REPORT OF THE AUDIT COMMITTEE	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF M&K CPAs, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2025	21
STOCKHOLDERS MATTERS	22
OTHER BUSINESS	23
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS	23

CLS HOLDINGS USA, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 2024

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of CLS Holdings USA, Inc. of proxies to be voted at our 2024 Annual Meeting of Stockholders to be held on November 6, 2024 at 8:00 a.m. Pacific Standard Time, and at any postponements or adjournments thereof. In this proxy statement, CLS Holdings USA, Inc. is referred to as the “Company,” “we,” “our” or “us.”

The approximate date that this proxy statement and the enclosed form of proxy are first being made available or mailed to our stockholders is September 27, 2024. You should review the information provided in this proxy statement with our annual report on Form 10-K, as amended, for the fiscal year ended May 31, 2024, which is being made available or delivered to stockholders simultaneously with this proxy statement. Stockholders may access our proxy materials at www.proxyvote.com or on our website at www.clsholdingsinc.com.

GENERAL INFORMATION

Who is entitled to vote at the 2024 Annual Meeting?

Our Board has set the close of business on September 13, 2024 as the record date for determining those stockholders entitled to notice of, and to vote on, all matters that may properly come before the 2024 Annual Meeting. As of the record date, the Company had 176,195,435 outstanding shares of common stock entitled to notice of, and to vote at, the 2024 Annual Meeting. No other securities are entitled to vote at the 2024 Annual Meeting. Only stockholders of record on such date are entitled to notice of, and to vote at, the 2024 Annual Meeting.

What are the voting rights of stockholders?

Each stockholder of record is entitled to one vote for each share of our common stock that is owned as of the close of business on the record date on all matters to come before the 2024 Annual Meeting. Under our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), stockholders do not have cumulative voting rights in the election of directors.

How many votes must be present to hold the 2024 Annual Meeting?

To conduct business at the 2024 Annual Meeting, a quorum must be present. The attendance, virtually or by proxy, of holders of a majority of the outstanding shares of our common stock entitled to vote on the matters being considered at the 2024 Annual Meeting is necessary to constitute a quorum. For purposes of determining whether a quorum exists, we count proxies marked “abstain” as to a particular proposal as being present at the meeting. Shares represented by a proxy as to which there is a “broker non-vote” (that is, where a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that you have not given the broker the authority to vote your shares on non-routine matters), will also be considered present at the meeting for purposes of determining whether a quorum exists.

How do I vote my shares?

We use the “Notice and Access” method of providing proxy materials to our stockholders via the Internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about September 27, 2024, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy statement and Form 10-K and vote electronically via the Internet. The Notice will also contain instructions on how to receive a paper copy of your proxy materials.

To vote by mail, please sign, date and return as soon as possible the proxy card, enclosed with your proxy materials or delivered to you if you request proxy materials in paper form. An envelope with postage paid, if mailed in the United States, is or will be provided for this purpose. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you vote by Internet as described above, you do not need to mail a proxy.

You may vote by ballot at the 2024 Annual Meeting by visiting www.proxyvote.com and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. If you want to vote by ballot, and you hold your shares in street name (that is, through a bank or broker), you must obtain a legal proxy from that organization and use the control number listed on that proxy to vote at the 2024 Annual Meeting. Even if you plan to attend the 2024 Annual Meeting, you are encouraged to submit a proxy card or vote by Internet to ensure that your vote is received and counted. If you vote at the virtual 2024 Annual Meeting, your prior proxy will be revoked.

In addition, if you are a stockholder of record, you may revoke your proxy by giving written notice of revocation to the Corporate Secretary of the Company bearing a later date than your proxy, or by executing and delivering to the Corporate Secretary a proxy card dated after the date of your proxy. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: CLS Holdings USA, Inc., 516 S. 4th Street, Las Vegas, NV 89101, Attention: Corporate Secretary. If your shares are held in street name, you may change your vote by following your nominee’s procedures for revoking your proxy or changing your vote.

Will my shares be voted if I do not provide instructions to my broker or nominee?

Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner prior to the 2024 Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 regarding the ratification of the Audit Committee’s appointment of M&K CPAs, PLLC, as our independent registered public accounting firm for the fiscal year ending May 31, 2025 is considered a routine proposal. Proposal 1, election of a Class I director, is considered non-routine. Therefore, your broker has the discretion to vote your shares on Proposal 2 but does not have discretion to vote your shares on Proposal 1.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the 2024 Annual Meeting in accordance with your wishes. If you do not provide instructions to your bank or brokerage firm, your shares will not be voted, except on Proposal 2.

What vote is required and how will abstentions and broker discretionary voting effect the proposals?

The election of the Board’s nominee to the Board of Directors at the 2024 Annual Meeting is expected to be an uncontested election. Our Amended and Restated Bylaws (the “Bylaws”) require that directors be elected by a plurality of the votes cast at any meeting of stockholders. A plurality means that the candidate with the most votes for his or her election, even if less than a majority of those cast, is elected to the Board. Stockholders are not permitted to vote against a candidate. For purposes of determining whether a quorum is present, votes cast include votes to “withhold” and exclude abstentions with respect to that director’s election. Abstentions and broker non-votes will have no impact on Proposal 1.

Proposal 2 will be ratified if votes representing a majority of the shares entitled to vote and represented at the meeting in person or by proxy vote in favor of the proposal. Therefore, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 2.

How does the Board of Directors recommend that I vote?

Our Board unanimously recommends that you vote as follows:

	Proposal	Board Recommendation	For More Information, See Page

(1)	Election of one director	FOR THE NOMINEE	5

(2)	Ratification of the appointment of M&K CPAs, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025.	FOR	21

We will also consider other business, if any, that is properly presented at the 2024 Annual Meeting. At the time of availability of this proxy statement, however, we are not aware of any matters to be presented at the 2024 Annual Meeting other than those described in this proxy statement.

How will my shares be voted if I mark “Abstain” on my proxy card?

We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but abstentions will not be counted as votes cast for or against any given matter.

What does it mean if I receive more than one proxy card or voting instruction form?

If you hold your shares in more than one account, you will receive a proxy card or voting instruction form for each account. To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form you receive or, if you vote by Internet, you will need to enter each of your Control Numbers. Remember, you may vote by Internet or telephone at the 2024 Annual Meeting, or by signing, dating and returning the proxy card in the postage-paid envelope provided.

Who will solicit proxies on behalf of the Board?

Proxies may be solicited on behalf of the Board of Directors by our directors, officers and regular employees, who will not receive any additional compensation for solicitation activities. The solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail, and personal solicitation by our directors, officers or other regular employees. You may also be solicited by press releases issued by us, additional mailings and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Who will bear the cost of the solicitation of proxies?

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by us. The solicitation materials will be made available or furnished to banks, brokerage houses, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names that are beneficially owned by others, so that they may provide access to or forward such solicitation materials to beneficial owners. In addition, we will reimburse these persons for their reasonable expenses in providing access to or forwarding these materials to the beneficial owners upon request.

May I attend the 2024 Annual Meeting?

The 2024 Annual Meeting will be held in a virtual format only. Only holders of our shares as of the record date are entitled to virtually attend the 2024 Annual Meeting. If you are a stockholder of record attending online, please be prepared to provide your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card to access the 2024 Annual Meeting online. Beneficial owners of shares held in “street name” who wish to attend the meeting must request a proxy, executed in their favor, from the stockholder of record (the bank, brokerage firm, or other nominee) providing this control number and giving them the right to vote the shares at the 2024 Annual Meeting. Attendance at the 2024 Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

May I record the 2024 Annual Meeting?

No recording of the 2024 Annual Meeting is allowed, including audio and video recording.

Can the 2024 Annual Meeting date be changed?

The 2024 Annual Meeting may not be adjourned, unless approved by the holders of a majority of the shares represented and entitled to vote at the 2024 Annual Meeting. If adjourned, adjournment would be announced at the 2024 Annual Meeting. If we postpone the 2024 Annual Meeting, we will announce the new date, time and location of the 2024 Annual Meeting by press release prior to the rescheduled 2024 Annual Meeting date.

Where and when will I be able to find the voting results?

You can find the official results of voting at the 2024 Annual Meeting in our Current Report on Form 8-K that we will file with the SEC following the 2024 Annual Meeting.

What information is available on the Internet?

A copy of this proxy statement and our annual report on Form 10-K, as amended, for the fiscal year ended May 31, 2024, are available for download free of charge at www.proxyvote.com.

Our website address is www.clsholdingsinc.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, analyst presentations and financial information regarding us is routinely posted and accessible on the Investors subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investors subpage of our website.

In addition, we make available on the Investors subpage of our website (under the link “SEC Filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3 and 4 and any amendments to those reports, as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Articles of Incorporation and Bylaws and the charter for the Audit Committee of our Board of Directors are also available on the Investors subpage of our website (under the link “Governance”).

Who can answer my questions?

Your vote at the 2024 Annual Meeting is important, no matter how many or how few shares you own. Please sign and date your enclosed proxy card and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have questions or require assistance in the voting of your shares, please call our Corporate Secretary at (888) 260-7775.

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of our proxy statement and our annual report on Form 10-K, as amended, for the fiscal year ended May 31, 2024 are available on our website at www.clsholdingsinc.com and also may be obtained by contacting our Corporate Secretary by phone at (888) 260-7775 or by mail sent to the Corporate Secretary, 516 S. 4th Street, Las Vegas, NV 89101.

PROPOSAL 1:

ELECTION OF CLASS I DIRECTOR

The Board currently consists of three members and is divided into three classes with each class of directors serving a staggered three-year term. David Zelinger’s term as a director expires in 2026, Andrew Glashow’s term as a director expires in 2025, and Ross Silver’s term as a director expires in 2024.

Nominee for Election to the Board

Our Board of Directors has nominated Ross Silver for election at the 2024 Annual Meeting as a Class I director, to serve until the 2027 annual meeting of stockholders and until his successor has been duly elected and qualified or his earlier resignation, removal, retirement, disqualification or death.

Unless authority to vote for the election of the nominee is withheld by marking the proxy card to that effect, the persons named as proxies on the enclosed proxy card will, upon receipt of a properly executed proxy card, vote to elect the nominee for the term described above. The Board of Directors knows of no reason why the nominee should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitute as the Board of Directors may designate.

Background Information on Nominee

Ross Silver, Director

Mr. Silver was appointed to serve as a member of our Board of Directors commencing February 18, 2022 to fill a vacancy on the Board of Directors. In 2016, Mr. Silver founded Sylva International LLC, a marketing and consulting firm doing business as Sylvacap Media. Sylva International is a Registered Investment Advisor in the State of Oregon. Prior to founding Sylva International, Mr. Silver founded Vista Partners, a hedge fund and independent equity research firm, and served as Principal Analyst and CEO from 2005-2016. Prior to starting Vista, Mr. Silver was a Research Analyst for Trinity Capital Advisors, Inc., a San Francisco-based hedge fund, and a research associate for Dresdner RCM (now Allianz) covering consumer discretionary and consumer staple companies. Prior to working for Dresdner, Mr. Silver was a member of Canadian Imperial Bank of Commerce’s technology, media, and telecom investment banking group, where he worked primarily on M&A but also on equity and debt offerings. Mr. Silver served as a consultant for government agencies including the National Institutes of Health (NIH), actively speaks at conferences globally as well as at universities, was a Board Member for his local American Red Cross chapter and was a member of 100 Men Who Care, a Bend, Oregon local non-profit. Mr. Silver holds a Series 65 securities license.

As a result of Mr. Silver’s background in finance and extensive track record as an advisor, analyst, and leader, we believe Mr. Silver is an excellent fit for our team as we look toward future growth. Mr. Silver is considered an independent director.

Vote Required and Recommendation

The nominee for election to the Board of Directors is elected by a plurality of the votes cast at the 2024 Annual Meeting. A plurality means that the candidate with the most votes for his or her election, even if less than a majority of those cast, is elected to the Board of Directors. Stockholders are not permitted to vote against a candidate. Votes to “withhold” authority and abstentions with respect to that director’s election do not impact the plurality vote. Therefore, since the current nominee is uncontested, there is no set number of votes that must be obtained to elect the nominee and a single vote for the candidate will result in his election. Stockholders do not have the right to cumulate their votes for directors. A broker non-vote with respect to the election of a nominee to the Board of Directors will not be voted with respect to such nominee, although it will be counted for purposes of determining whether a quorum is present.

The Board of Directors unanimously recommends you vote FOR the nominee for director set forth above.

MANAGEMENT AND CORPORATE GOVERNANCE

Board and Officer Structure

Our Articles of Incorporation provide that the Board of Directors be divided into three classes with each class serving a staggered three-year term. The term of Class I directors expires at our 2024 Annual Meeting, the term of Class II directors expires at our 2025 annual meeting, and the term of Class III directors expires at our 2026 annual meeting. David Zelinger serves as the sole member of Class III, Andrew Glashow serves as the sole member of Class II and Ross Silver serves as the sole member of Class I. Executive officers are appointed by the Board of Directors and serve at its pleasure. Ross Silver and David Zelinger are independent directors, as that term is defined by Nasdaq rules. We do not have an “audit committee financial expert” within the meaning of SEC rules. As of the date of this report, our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Age	Title	Term Expires
Andrew Glashow	61	Chairman of the Board, Chief Executive Officer and Director	2025
Ross Silver	46	Director	2024
David Zelinger	51	Director	2026

Please see “Background Information on Nominee” above for information regarding the business experience of Ross Silver, the candidate for reelection to the Board.

David Zelinger, Director

Mr. Zelinger was appointed to serve as a member of our Board of Directors commencing August 16, 2022 to fill a vacancy on the Board of Directors. After spending eight years in investment banking, with executive positions at Archeus Capital and Deutsche Bank, as well as holding various roles in both startups and multinational fintech firms, Zelinger entered the cannabis industry in 2021. He joined LeafLink to help build their funding and technology solutions business in the Nevada market, gaining insight on the infrastructure of the cannabis market. Though he left this position in 2022 to rejoin the fintech industry as the Chief Operating Officer for RTX Fintech & Research, a FTC regulated swap execution facility, he still remains closely engaged with the cannabis industry. As his home state of New York expands into adult-use, he advises new license holders on how to go to market, capital management, and strategic planning.

As a result of Mr. Zelinger’s background in finance and extensive track record as an advisor, analyst, and leader, and experience in the cannabis industry, we believe Mr. Zelinger is an excellent fit for our team as we look toward future growth. Mr. Zelinger is considered an independent director.

Andrew Glashow, CEO, Director and Chairman of the Board

On August 16, 2022, Mr. Glashow was appointed as our Chief Executive Officer. Effective March 1, 2023, Mr. Glashow was appointed Chairman of the Board of Directors. Mr. Glashow also served as our President from March 1, 2019 through March 1, 2023 and as a director since December 2017, and formerly served as our Chief Operating Officer from March 2019 until his appointment as Chief Executive Officer in August 2022. Mr. Glashow served as a partner in Star Associates, LLC, a corporate finance firm specializing in the placement of capital for small and emerging growth companies, from March 2018 to July 2020. Prior to forming Star Associates, Mr. Glashow was a founding partner of New World Merchant Partners LLC, a capital markets and business advisory firm, and served as a Managing Director since its inception in September 2009. Mr. Glashow is an investment banker specializing in microcap transactions in the $5 million to $50 million range. He has in excess of 25 years of experience in the capital markets and in all phases of business start-up and growth, including feasibility studies, business plans, equity and debt funding, private placements, reverse mergers and IPOs. Mr. Glashow has worked with many investment banking firms and maintains close relationships with decision makers at several of them. Mr. Glashow has served as Chief Executive Officer and President of multiple companies that he helped capitalize. Mr. Glashow is a graduate of the University of New Hampshire’s Whitemore School of Business and Economics.

We believe Mr. Glashow’s extensive experience in growing businesses and in corporate finance and as an executive officer of our Company allows him to be a valuable member of our Board and to contribute to the realization of our strategic vision. Mr. Glashow is not considered an independent director because of his officer positions with the Company.

Board Independence and Committees

We are not currently listed on any U.S. national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the Board of Directors be independent. In evaluating the independence of its members and the composition of its planned committees, the Board of Directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards in audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board of Directors has appointed David Zelinger, Andrew Glashow and Ross Silver to serve on our audit committee (the “Audit Committee”). The Audit Committee did not meet separately during the year ended May 31, 2024, but the Board regularly discussed financial and audit matters at its meetings.

On January 30, 2024, our Board of Directors established a compensation committee (the “Compensation Committee”) to manage the Company’s 2024 Equity Incentive Plan and other compensation and employee-related issues for the Company. The Board appointed David Zelinger and Ross Silver to serve on the Compensation Committee. The Compensation Committee met once during the year ended May 31, 2024. The Company has not yet adopted a written Compensation Committee charter.

We currently do not have a nominating committee or a committee performing similar functions, nor do we have a written nominating committee charter. Our Board of Directors does not believe that it is necessary to have a nominating committee because it believes the functions of such committee can be adequately performed by the entire Board of Directors.

Our Board of Directors currently has two independent directors, Ross Silver and David Zelinger, who also serve on our Audit Committee and Compensation Committee. We do not have an “audit committee financial expert” within the meaning of SEC rules. The Board of Directors expects to continue to evaluate whether and to what extent the members of the Board of Directors are independent. The Company intends to appoint persons to the Board of Directors who will meet the corporate governance requirements imposed by a national securities exchange.

Code of Ethics

On January 10, 2023 we adopted a written code of ethics titled “Conflict of Interest and Related Party Transaction Policy.”. The Board of Directors adopted a code of ethics that is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

EXECUTIVE COMPENSATION

We qualify as a “smaller reporting company” under the rules promulgated by the SEC, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

As a smaller reporting company, we are required to disclose the executive compensation of our named executive officers, which consist of the following individuals, for the fiscal years ended May 31, 2024 and May 31, 2023, respectively: (i) any individual serving as our principal executive officer or acting in a similar capacity, during the fiscal year ended May 31, 2024; (ii) the two other most highly compensated executive officers of the Company serving as executive officers at the end of the most recently completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

Summary Compensation Table

The following table discloses compensation paid or to be paid to our named executive officers for the fiscal years ended May 31, 2024 and May 31, 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation ($)	All Other Compensation ($)		Total ($)

Andrew Glashow,	2024	331,635	112,407	38,800	16,263		—	93,750	(1)	592,855
Chief Executive Officer and President	2023	275,521	—	—		—	—	25,200		300,721

Charlene Magee, née Soco,	2024	180,131	18,005	-	2,034	—	—	-		200,170
Executive Vice President of Finance of the Company; Vice President of Finance of Alternative Solutions, LLC and CLS Nevada, Inc.	2023	156,228	2,285	6,250		—	—	17,173		181,936

Joseph Ramalho, Chief	2024	125,729	850	-	2,034	—	—	-		128.613
Operating Officer	2023	100,729	3,338	—		—	—	18		104,085

Jamie Dickson, Chief	2024	145,149	17,667	-	2,034	—	—	-		164,850
Administrative Officer, Chief Compliance Officer and Corporate Secretary	2023	125,248	4,715	—		—	—	18		129,981

Dominick Monaco	2024	175,555	850			—	—	16,606	(2)	193,011
Chief Science Officer; Director of Lab Operations	2023	170,456	4,755	18,750		—	—	2,212		196,173

(1)	Comprised of home office allowance, auto allowance and health insurance.
(2)	Comprised of unused paid time off paid at termination.

Narrative Disclosure to Summary Compensation Table

On January 30, 2024, the Board of Directors of the Company approved the 2024 Equity Incentive Plan. The Plan provides for the grant of nonstatutory stock options, restricted stock awards, and other stock-based awards as determined by the Committee administering the Plan. The Board of Directors has appointed David Zelinger and Ross Silver, each a director, to serve as the Committee administering the Plan.

The maximum number of shares of Common Stock available for issuance under the Plan is 10,000,000. The shares of Common Stock subject to stock awards granted under the Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Plan and be available for issuance under the Plan.

In the event of a Change of Control of the Company, all unvested stock-based awards shall automatically vest immediately prior to the Change of Control. A Change of Control means:(i) a merger, consolidation, reorganization, or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of voting securities immediately before such event own, directly or indirectly, immediately after such event less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such event; (ii) a complete liquidation or dissolution of the Company; or (iii) the sale or other disposition of more than 50% of the assets of the Company (on a consolidated basis) to any other person.

Employment Agreements and Other Contractual Arrangements

Andrew Glashow

On March 1, 2019, the Company and Andrew Glashow entered into a two-year employment agreement and Mr. Glashow commenced serving as our President and Chief Operating Officer. Under the agreement, Mr. Glashow was entitled to receive an annual salary of $175,000. Further, he was entitled to receive a performance bonus equal to 1% of the Company’s annual EBITDA, and annual restricted stock awards in an amount equal to 1% of the Company’s annual EBITDA. Additionally, Mr. Glashow was entitled to a one-time signing bonus of 500,000 shares of the Company’s restricted common stock, half of which vested on March 1, 2020, and half of which vested on March 1, 2022. Effective March 1, 2019, and in connection with the employment agreement, Mr. Glashow and the Company entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Mr. Glashow agreed (i) not to compete with us during the term of his employment and for a period of one year thereafter, (ii) not to release or disclose our confidential information, and (iii) to assign the rights to all work product to us, among other terms.

On October 14, 2019 but effective October 1, 2019, the Company and Mr. Glashow entered into an amendment to his employment agreement to extend the term by one year instead of relying on the automatic one-year renewal provision in the employment agreement, and to increase Mr. Glashow’s annual base salary to $200,000. The amendment also provided that in addition to his base salary, Mr. Glashow was entitled to receive, on an annual basis, a performance-based bonus equal to two percent (2%) of the Company’s annual EBITDA up to a maximum annual cash compensation of $1 million including base salary, and annual stock options, exercisable at the fair market value of the Company’s common stock on the effective date of grant, in an amount equal to 2% of the Company’s EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, the amendment provided for certain change of control provisions, including a payment of up to three years base salary and bonuses of up to a maximum of $1,000,000, if Mr. Glashow resigns or is terminated in connection with a change in control of the Company.

Effective August 16, 2022, in connection with Mr. Glashow’s appointment as the Company’s Chief Executive Officer, the Company entered into a Third Amendment to Employment Agreement with Mr. Glashow, pursuant to which we increased Mr. Glashow’s base salary to $262,500 per annum. Except as specifically amended by the Third Amendment, all terms of Mr. Glashow’s Employment Agreement, as amended, including Exhibit A thereto, remained in full force and effect.

Effective March 1, 2023, the Company entered into a new employment agreement with Mr. Glashow, pursuant to which Mr. Glashow was hired to serve as the CEO and Chairman of the Board of the Company, but no longer serve as the Company’s President for a term extending through February 28, 2026. The employment agreement increased Mr. Glashow’s base salary to $325,000 annually and provided for a monthly amount of $1,500 for health insurance and health related expenses and an automobile allowance of $1,200 monthly. The employment agreement further provides that the Mr. Glashow shall be eligible for an annual performance-based bonus in cash equal to two percent (2%) of the Company’s annual earnings before interest, taxes, depreciation and amortization (EBITDA) up to a maximum annual cash compensation of $1 million including his base salary. Additionally, the employment agreement obligates the Company, at the beginning of each fiscal year during the term, to grant Mr. Glashow an option to purchase a number of shares of the Company’s common stock equal to 2% of the Company’s annual EBITDA for the prior fiscal year (or applicable portion thereof) up to $42.5 million in annual EBITDA, and 4% of the Company’s annual EBITDA in excess of $42.5 million, which option shall be exercisable at a price per share equal to the fair market value of one share of common stock on the effective date of the grant. The Company has not yet granted any options to Mr. Glashow. The employment agreement also retains the change of control provisions of the October 2019 employment agreement.

Effective February 1, 2024, the Company and Mr. Glashow entered into a new employment agreement with the Company pursuant to which Mr. Glashow shall continue serving as the Company’s Chief Executive Officer and Chairman of the Board. Under the employment agreement, Mr. Glashow is entitled to receive an annual salary of $357,000 per annum for the period of March 1, 2024 to February 28, 2025, $393,250 per annum for the period of March 1, 2025 to February 28, 2026, and $432,475 per annum for the period of March 1, 2026 through February 28, 2027. Mr. Glashow is also entitled to receive $1,500 per month for health care related expenses, a monthly amount for home office expenses, and an automobile allowance of $1,200 monthly. Further, Mr. Glashow was awarded one million shares of the Company’s restricted Common Stock, and an option to purchase six million shares of the Company’s Common Stock, vesting 1/36 per month over 36 months pursuant to the Company’s 2024 Equity Incentive Plan (the “Plan”), described below. The Employee Confidentiality, Invention and Non-Competition Agreement Mr. Glashow and the Company entered into March 1, 2023 remains in effect. Pursuant thereto, Mr. Glashow agreed: (i) not to compete with the Company during the term of the Glashow Employment Agreement and for a period of one year thereafter, (ii) not to release or disclose the Company’s confidential information; and (iii) to assign the rights of all work product to the Company, among other terms.

Effective June 12, 2024, the Company and Mr. Glashow entered into the Amended Glashow Employment Agreement pursuant to which Mr. Glashow shall continue serving as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Glashow’s base salary remains unchanged from his previous employment agreement, but the term is extended through May 31, 2028. All other terms of Mr. Glashow’s prior employment agreement remain in full force and effect. In connection with the Amended Glashow Employment Agreement, the Company and Mr. Glashow also entered into the Glashow Golden Parachute Agreement. The Glashow Golden Parachute Agreement provides that if the Company terminates Mr. Glashow’s employment in the twelve months following the Change in Control without cause, as more particularly defined in the Glashow Golden Parachute Agreement, or Mr. Glashow terminates his employment in the twelve months following the Change in Control for good reason, as more particularly defined in the Glashow Golden Parachute Agreement, then the Company shall pay Mr. Glashow four times the sum of Mr. Glashow’s base salary in effect immediately prior to the termination of his employment, any deferred compensation credited to Mr. Glashow as of the date of the termination of his employment, the value of all stock options held by Mr. Glashow as of the date of the termination of his employment, and any legal fees Mr. Glashow may incur in connection with such termination.

For purposes of the Glashow Golden Parachute Agreement a “Change of Control” means a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is in fact required to comply with that regulation, provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding shares; (B) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

Charlene Magee, née Soco

On June 6, 2019, Alternative Solutions, LLC (“Alternative Solutions”) and Ms. Magee entered into an employment agreement with an initial term beginning June 17, 2019, pursuant to which Ms. Magee was appointed as Assistant Controller of Alternative Solutions. Under the agreement, Ms. Magee was entitled to receive an annual salary of $70,000. On June 6, 2019, and in connection with the employment agreement, Ms. Magee and the Company entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Ms. Magee agreed (i) not to compete with the Company during the term of her employment and for a period of one year thereafter, (ii) not to release or disclose the Company’s confidential information, and (iii) to assign the rights to all work product to the Company, among other terms.

On October 27, 2021, Ms. Magee’s employment agreement was amended to increase her annual salary to $117,500 and extend her employment agreement review date to November 1, 2022. Pursuant to this amendment, the Company also granted Ms. Magee 50,000 shares of common stock, which shares were not issued at the time. On February 4, 2022, Ms. Magee’s employment agreement was further amended to grant Ms. Magee 50,000 shares of common stock, which grant was in replacement of the October 27, 2021 grant, and to increase her base annual salary to $137,500. The amendment also extended Ms. Magee’s employment agreement review date to February 4, 2023. On May 19, 2022, Alternative Solutions, the Company and Ms. Magee entered into a Clarification to Second Amendment to Employment Agreement to clarify certain terms of her employment agreement, as amended, including her promotion to Controller of Alternative Solutions and then to Vice President of Finance of Alternative Solutions and CLS Nevada, Inc. On August 17, 2022, Ms. Magee’s employment agreement was further amended to grant Ms. Magee 50,000 shares of restricted common stock. The Company awarded the shares (12,500 following the Company’s 1:4 stock split) on September 21, 2022 and the shares became fully vested on December 31, 2022.

Effective February 1, 2024, the Company and Ms. Magee entered into an employment agreement pursuant to which Ms. Magee shall serve as the Company’s Executive Vice President of Finance. Under the employment agreement, Ms. Magee is entitled to receive an annual salary of $188,000. Ms. Magee is entitled to participate in the Company’s health insurance, with the Company paying 90% of health insurance costs, and retirement savings plans. Further, Ms. Magee was awarded an option to purchase seven hundred fifty thousand shares of the Company’s Common Stock vesting 1/36 per month over 36 months pursuant to the Plan. The Non-Competition Agreement and Non-Disclosure Agreement entered into by Ms. Magee and the Company on April 12, 2022 remain in effect. Pursuant thereto, Ms. Magee agreed: (i) not to compete with the Company during the term of the Magee Employment Agreement and for a period of one year thereafter, (ii) not to release or disclose the Company’s confidential information; and (iii) to assign the rights of all work product to the Company, among other terms.

Joseph Ramalho

Effective February 1, 2024, the Company and Joseph Ramalho entered into an employment agreement pursuant to which Mr. Ramalho shall serve as the Company’s Chief Operating Officer. Under the employment agreement, Mr. Ramalho is entitled to receive an annual salary of $160,000. Mr. Ramalho is entitled to participate in the Company’s health insurance, with the Company paying 90% of health insurance costs, and retirement savings plans. Further, Mr. Ramalho was awarded an option to purchase five hundred thousand shares of the Company’s Common Stock vesting 1/24 per month over 24 months pursuant to the Plan. The Non-Competition Agreement and Non-Disclosure Agreement entered into by Mr. Ramalho and the Company on December 21, 2023 remain in effect. Pursuant thereto, Mr. Ramalho agreed: (i) not to compete with the Company during the term of the employment agreement and for a period of one year thereafter, (ii) not to release or disclose the Company’s confidential information; and (iii) to assign the rights of all work product to the Company, among other terms.

Jamie Dickson

Effective February 1, 2024, the Company and Ms. Dickson entered into an employment agreement pursuant to which Ms. Dickson shall serve as the Company’s Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary. Under the employment agreement, Ms. Dickson is entitled to receive an annual salary of $160,000. Ms. Dickson is entitled to participate in the Company’s health insurance, with the Company paying 90% of health insurance costs, and retirement savings plans. Further, Ms. Dickson was awarded an option to purchase seven hundred fifty thousand shares of the Company’s Common Stock vesting 1/36 per month over 36 months pursuant to the Plan. The Non-Competition Agreement and Non-Disclosure Agreement entered into by Ms. Dickson and the Company on April 27, 2022 remain in effect. Pursuant thereto, Ms. Dickson agreed: (i) not to compete with the Company during the term of the Dickson Employment Agreement and for a period of one year thereafter, (ii) not to release or disclose the Company’s confidential information; and (iii) to assign the rights of all work product to the Company, among other terms.

Effective June 12, 2024, the Company and Ms. Dickson entered into the Amended Dickson Employment Agreement pursuant to which Ms. Dickson shall continue serving as the Company’s Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary. Ms. Dickson’s base salary remains unchanged from her previous employment agreement, but the term is extended through May 31, 2028. All other terms of Ms. Dickson’s prior employment agreement remain in full force and effect. In connection with the Amended Dickson Employment Agreement, the Company and Ms. Dickson also entered into the Dickson Golden Parachute Agreement. The Dickson Golden Parachute Agreement provides that if the Company terminates Ms. Dickson’s employment in the twelve months following the Change in Control without cause, as more particularly defined in the Dickson Golden Parachute Agreement, or Ms. Dickson terminates her employment in the twelve months following the Change in Control for good reason, as more particularly defined in the Dickson Golden Parachute Agreement, then the Company shall pay Ms., Dickson four times the sum of Ms. Dickson’s base salary in effect immediately prior to the termination of her employment, any deferred compensation credited to Ms. Dickson as of the date of the termination of her employment, the value of all stock options held by Ms. Dickson as of the date of the termination of her employment, and any legal fees Ms. Dickson may incur in connection with such termination.

For purposes of the Dickson Golden Parachute Agreement a “Change of Control” means a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is in fact required to comply with that regulation, provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding shares; (B) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

Dominick Monaco

Mr. Monaco is employed pursuant to an offer letter from the Company. Effective March 1, 2024, Mr. Monaco accepted a position as the Company’s Chief Science Officer and his annual base salary increased from $170,200 to $178,710. The Company terminated Mr. Monaco’s employment on May 3, 2004. As an employee, Mr. Monaco was entitled to participate in the Company’s health and life insurance plans and was eligible for 80 hours of paid time off accruing annually.

Director Compensation

We pay our non-employee directors cash fees of $5,000 per meeting of the Board or any committee thereof, up to a maximum of $20,000 per director per year, and reimburse their reasonable out-of-pocket expenses incurred in connection with their services on the Board of Directors.

Outstanding Equity Awards at May 31, 2024

The following table discloses unexercised options and equity incentive plan awards for each of our named executive officers for the fiscal year ended May 31, 2024. The Company does not have any outstanding stock awards subject to vesting.

Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option expiration date

Andrew Glashow	500,000	5,500,000	—	$0.039	02/02/34
Charlene Magee, née Soco	62,500	687,500	—	$0.039	02/02/34
Joseph Ramalho	62,500	437,500	—	$0.039	02/02/34
Jamie Dickson	62,500	687,500	—	$0.039	02/02/34
Dominick Monaco(1)	41,667	-	—	$0.039	03/01/34

(1)

The Company terminated Mr. Monaco’s employment on May 3, 2004. Information is presented as of that date. All of Mr. Monaco’s rights in the options have terminated as of the date of this Proxy Statement, and Mr. Monaco’s options have been forfeited.

See the description of the Golden Parachute Agreements by and between the Company and each of Andrew Glashow and Jamie Dickson, above, for a description of the benefits payable to each of them upon a Change of Control of the Company, as defined in the Golden Parachute Agreements.

Pay Versus Performance

In accordance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance.

Year	Summary compensation table total for PEO 1 ($)	Summary compensation table total for PEO 2 ($)	Compensation actually paid to PEO 1 ($)	Compensation actually paid to PEO 2 ($)	Average summary compensation table total for non-PEO named executive officers ($)	Average compensation actually paid to non-PEO named executive officers ($)	Value of initial fixed $100 investment based on total shareholder return (“TSR”) ($)	Net Income (Loss) ($)
2024	592,855	-	794,974	-	167,764	194,421	14.93	(4,487,604)
2023	300,721	41,398	300,721	41,398	189,055	189,055	16.45	(13,799,629)

1	Total compensation of Andrew Glashow.
2	Total compensation of Jeffrey Binder.

The table below reconciles the amount of compensation reported for our PEO Andrew Glashow to the amount of compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(h)	Equity Award Adjustments(i)	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO
2024	$592,855	$(55,063)	$217,182	$-	$-	$754,974
2023	$300,721	$-	$-	$-	$-	$300,721

The amounts deducted or added in calculating the equity award adjustments for our PEO Andrew Glashow are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Awards Adjustments

2024	$-	$-	$30,164	$-	$187,018	$-	$217,182
2023	$-	$-	$-	$-	$-	$-	$-

The table below reconciles the average amount of compensation reported for our non-PEO NEOs to the average amount of compensation actually paid:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs

2024	$167,764	$(1,780)	$28,437	$--		$194,421
2023	$189,055	$(12,500)	$12,500	$-	$-	$189,055

The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted During Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End	Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards That Were Granted In a Prior Fiscal Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year Over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments

2024	$-	$23,994	$4,443	$-	$-	$-	$28,437
2023	$-	$-	$12,500		$-	$-	$12,500

Description of Relationships Between Compensation Actually Paid and Performance

Chief Executive Officer

From June 1, 2022 through May 31, 2024 the total compensation paid to Mr. Glashow increased by an average of 12%. Over this same period, total shareholder return decreased by approximately 84%, and net loss increased by an average of approximately 290%.

Other Named Executive Officers

From June 1, 2022 through May 31, 2024, the compensation paid to the other Named Executive Officers increased by an average of approximately 17%. Over this same period, total shareholder return decreased by approximately 84%, and net loss increased by an average of approximately 290%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 13, 2024 by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is our common stock. To our knowledge, none of the shares listed below is held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. There were 176,195,435 shares of common stock issued and outstanding on September 13, 2024.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o CLS Holdings USA, Inc., 516 S. 4th Street, Las Vegas, NV 89101. Pursuant to SEC rules, we have included shares of common stock that the person has the right to acquire within 60 days after September 13, 2024.

Officers and Directors

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Class
Common Stock	Andrew Glashow	2,735,237	(2)	1.55%
Common Stock	Charlene Magee	212,500	(3)	*
Common Stock	Ross Silver	1,186,867	(4)	*
Common Stock	David Zelinger	0		*
Common Stock	Joseph Ramalho	187,500	(5)	*
Common Stock	Jamie Dickson	200,000	(6)	*
Common Stock	Dominick Monaco	37,500	(7)	*
	All directors and executive officers as a group (6 persons)	6,739,097		3.82%

* Indicates ownership of less than 1% of the outstanding shares of our common stock.

1

Except as otherwise indicated, to our knowledge, the persons named in this table have sole voting, investment and dispositive power with respect to all shares of common stock listed. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

2

Includes (i) 1,125,000 shares of our common stock held directly by Mr. Glashow; (ii) 110,237 shares indirectly held through Mr. Glashow's IRA; and (iii) 1,500,000 options to purchase our common stock exercisable within 60 days of September 13, 2024.

3	Includes (i) 25,000 shares of our common stock held directly by Ms. Magee; and (ii) 187,500 options to purchase our common stock exercisable within 60 days of September 13, 2024.

4	Represents 1,125,000 shares of our common stock held indirectly by Mr. Silver through VJRA Corp. and 61,867 shares indirectly held through Mr. Silver’s IRA.

5	Includes 187,500 options to purchase our common stock exercisable within 60 days of September 13, 2024.

6	Includes (i) 12,500 shares of our common stock held directly by Ms. Dickson; and (ii) 187,500 options to purchase our common stock exercisable within 60 days of September 13, 2024.

7	Includes 37,500 shares of our common stock. The Company terminated Mr. Monaco’s employment effective May 4, 2024. He is no longer a named executive officer of the Company

5% or Greater Stockholders

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percentage of Class
Common Stock	Frank Koretsky	80,027,062	(2)	48.25%
	9849 SE Sandpine Lane Hobe Sound, FL 33455

Common Stock	Patrick Haldan	17,108,109	(3)	9.71%
	7180 E. Kierland Blvd, Unit 1116 Scottsdale, AZ 85254

Common Stock	LEM Investments LLC	17,108,109	(4)	9.71%
	6900 E. Camelback Road, Suite 1020 Scottsdale, AZ 85251

Common Stock	Ian Whitmore	14,311,925	(5)	8.12%
	4641 E Pebble Ridge Paradise Valley, AZ 85253

1

Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock. Beneficial ownership does not include any shares the holder may receive upon the conversion of interest that has accrued or that will accrue in the future with respect to the convertible debentures.

2

As of the Record Date, Frank Koretsky was the beneficial owner of 90,362,980 shares of the Company which included (i) 3,368,706 shares of our common stock held directly by Newcan Investment Partners LLC, an entity of which Frank Koretsky is the beneficial owner and over whose securities Mr. Koretsky has voting and investment power; and (ii) 86,994,274 shares of our common stock held directly by FK Legacy Trust, and entity of which Frank Koretsky is the beneficiary. 67,183,463 of the shares held by FK Legacy were the result of the conversion of debt evidenced by a promissory note dated August 28, 2024, in the principal amount of $2.6 million, into shares of the Company at the price of $0.0387 per share. The conversion of the entire $2.6 million of debt to equity was in error since it was the intention of both parties (i.e.the Company and FK Legacy) to actually convert only $2.2 million of the debt to equity rather than the entire $2.6 million. FK Legacy has since cancelled 10,335,918 of the shares it had previously received thereby resulting in an outstanding note from the Company to FK Legacy in the amount of $400,000 and the conversion of the remaining $2.2 million of debt owed to FK Legacy into 56,847,545 shares at a price $0.0387 per share. The original transaction was reported in a Company 8K which was filed on September 10, 2024, and the amendment to the transaction was reported by the Company in an Amended 8K which was filed on September 20, 2024. This information is based on Company records.

3	Includes 17,108,109 shares of our common stock held directly by Mr. Haldan. This information is based on Company records.

4	Includes 17,108,109 shares of our common stock held directly by LEM Investments LLC. This information is based on Company records.

5	Includes 14,311,925 shares of our comment stock held directly by Mr. Whitmore. This information is based on a Schedule 13D filed by Mr. Whitmore on January 6, 2024.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

Certain of our shareholders, including FK Legacy Trust, Patrick Haldan, LEM Investments LLC, and Ian Whitmore, own a significant percentage of our common stock. Since the record date, FK Legacy Trust has renegotiated its convertible promissory note with the Company and has canceled 10,335,918 shares (see disclosure in footnote 2 above). The Company has not received any indication from Frank Koretsky that he intends to join a larger group to exercise control of the Company. As a result, we are not aware that a change in control of the Company has occurred, but Mr. Koretsky, through his entity, together with others, may take a different posture in the future.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities.

Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons, we believe that all filing requirements applicable to our officers and directors were complied with during our fiscal year ended May 31, 2024.

With respect to two shareholders who held more than 10% of our issued and outstanding common stock, LEM Investments and FK Legacy Trust, each failed to file an initial Section 16(a) report (Form 3) on a timely basis after acquiring common stock sufficient to make each of their total holdings exceed 10% of our issued and outstanding common stock.

REPORT OF THE AUDIT COMMITTEE

This report shall not be deemed incorporated by reference by a general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such acts.

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in the Audit Committee charter adopted by the Board of Directors, which is available on our website at www.clsholdingsinc.com/investors/ under “Governance Documents”. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of M&K CPAs, PLLC.

Our Audit Committee currently consists of all of the members of our Board of Directors, including David Zelinger, Andrew Glashow and Ross Silver. Mr. Glashow serves as chairman of the Audit Committee. In evaluating the independence of its members and the composition of its planned committees, the Board of Directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards for audit committee members and the non-employee director definition in Rule 16b-3 promulgated under the Exchange Act. The Board of Directors has determined that each of Ross Silver and David Zelinger is an independent director.

Our independent auditors have provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors the firm’s independence.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the fiscal year ended May 31, 2024.

Respectfully Submitted

September 23, 2024

/s/ Andrew Glashow, Audit Committee Chairman

/s/ David Zelinger

/s/ Ross Silver

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

There are no family relationships between or among our executive officers and directors.

Related Party Transactions

There have been no transactions since June 1, 2022 involving the Company, in which the amount exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of 5% or more of our common stock or certain other related persons had a direct or indirect material interest, and there are no such currently proposed transactions, other than as described below and the compensation arrangements described in this Proxy Statement under “Executive Compensation.”

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF M&K CPAs, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2024

The Audit Committee, which is responsible for the appointment, compensation and oversight of our independent auditors, has engaged M&K CPAs, PLLC (“M&K”) as our independent auditors to audit our consolidated financial statements for the year ending May 31, 2024. M&K have served as the Company’s and its predecessors in interest’s independent auditors since the fiscal year ended May 31, 2013.

As a matter of good corporate governance, we are requesting that stockholders ratify the Audit Committee’s appointment of M&K as independent auditors. If stockholders do not ratify the appointment of M&K, the Audit Committee will reevaluate the appointment, but may retain such independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We have been informed that a representative of M&K will attend the 2024 Annual Meeting virtually, and will be available to respond to appropriate questions by stockholders.

Audit and Non-Audit Fees

The following table shows fees what we paid (or accrued) for professional services rendered by M&K for our fiscal years ended May 31, 2024 and 2023.

	Year Ended May 31,
	2024	2023
Audit Fees (1)	$85,500	$76,000
Audit-Related Fees (2)	1,569	2,870
Tax fees (3)	-	-
All other fees	-	-
Total	$87,069	$78,870

1

Audit fees consist of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

2

Audit-related fees consist of fees billed for consents and registration statement reviews, as well as assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

3

Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state, and international tax compliance, acquisitions and international tax planning.

Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audit services to be provided by the Company’s auditors. The Audit Committee considers and approves at each meeting, as needed, anticipated audit and permissible non-audit services to be provided by the auditors during the year and estimated fees.

Our independent auditor for the fiscal year ended May 31, 2024, M&K, has advised us that neither it, nor any of its members, has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by M&K during the fiscal year ended May 31, 2024 were furnished at customary rates and were performed by full-time, permanent employees.

Vote Required and Recommendation

The selection of M&K CPAs, PLLC, as our independent certified public accountants for the fiscal year ending May 31, 2025 will be ratified if votes representing a majority of the shares entitled to vote and represented at the meeting in person or by proxy vote in favor of the proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal 2.

The Board of Directors unanimously recommends that you vote FOR Proposal 2, to ratify the appointment of M&K CPAs, PLLC, as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025.

STOCKHOLDERS MATTERS

Stockholder Communications with the Board

Any stockholder may communicate by mail with the Board or individual directors by contacting our Corporate Secretary at CLS Holdings USA, Inc., 516 S. 4th Street, Las Vegas, NV 89101 or via our website at www.clsholdingsinc.com. The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. The Corporate Secretary may also forward certain communications to others at the Company for review and possible response. Communications such as customer or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Stockholder Proposals for Inclusion in 2025 Proxy Statement

Pursuant to Rule 14a-8 of the SEC’s proxy rules, a stockholder intending to present a proposal to be included in the proxy statement for our 2025 Annual Meeting of Stockholders must have delivered a proposal in writing to our principal executive offices no later than August 1, 2025 (or if we change the date of the 2025 Annual Meeting by more than 30 days from the date of this year’s 2024 Annual Meeting, a reasonable time before we begin to print and mail the proxy materials for the 2025 Annual Meeting). Proposals should be addressed to: Corporate Secretary, CLS Holdings USA, Inc., 516 S. 4th Street, Las Vegas, NV 89101. Proposals from stockholders must also comply with the SEC’s rules regarding the inclusion of stockholder proposals in proxy materials, and we may omit any proposal from our proxy materials that does not comply with the SEC’s rules.

Other Stockholder Proposals for Presentation at 2025 Annual Meeting

Stockholder proposals intended to be presented at, but not included in the proxy materials for, our 2025 Annual Meeting of Stockholders, including director nominations for election to our Board, must be timely received by us in writing at our principal executive offices, addressed to the Corporate Secretary of the Company as indicated above. Under our Bylaws, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days, nor more than 90 days, prior to the meeting. If we give less than 70 days’ notice of the meeting date, however, notice by a stockholder will be deemed timely given if received by us not later than the close of business on the tenth day following either the date we publicly announce the date of our annual meeting or the date of mailing of the notice of the meeting, whichever occurs first. A stockholder’s notice to the Corporate Secretary must set forth the following information as to each matter the stockholder proposes to bring before the annual meeting:

•	A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	The name and record address of the stockholder proposing such business;

•	The class and number of shares beneficially owned by the stockholder; and

•	Any material interest of the stockholder in such business.

The SEC’s rules permit our management to vote proxies on a proposal presented by a stockholder as described above, in the discretion of the persons named as proxy, if:

•	We receive timely notice of the proposal and advise our stockholders in that year’s proxy materials of the nature of the matter and how management intends to vote on the matter; or

•	We do not receive timely notice of the proposal in compliance with our Bylaws.

Interests of officers and directors in matters to be acted upon.

Except in the election of Ross Silver as a Class I director under Proposal 1, none of the Company’s officers or directors has any interest in any of the matters to be acted upon at the 2024 Annual Meeting.

OTHER BUSINESS

The Board knows of no other business to be brought before the 2024 Annual Meeting. If, however, any other business should properly come before the 2024 Annual Meeting, the persons named in the accompanying proxy will, to the extent permitted by applicable law, vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

We are sending only one Notice or one proxy statement to stockholders residing at the same address unless one of the stockholders has notified us of his or her desire to receive multiple copies. This practice, known as “householding,” reduces duplicate mailings, enabling us to save paper and reduce printing costs.

Stockholders residing at the same address who currently receive only one copy of the Notice or proxy statement and who would like to receive an additional copy of the proxy statement for this 2024 Annual Meeting or for future meetings may contact our Corporate Secretary by phone at (888) 359-4666 or by mail addressed to our Corporate Secretary at 516 S. 4th Street, Las Vegas, NV 89101.

By Order of the Board of Directors,

Andrew Glashow

Chief Executive Officer and Chairman of the Board

Las Vegas, Nevada

September 27, 2024

CLS HOLDINGS USA, INC. 516 S. 4th Street LAS VEGAS, NV 89101

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	V56070-P17979	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLS HOLDINGS USA, INC.

The Board of Directors recommends a vote FOR the nominee listed in Proposal 1.

1. Election of Class I Director: To elect one member to the Board of Directors to serve for a three-year term as the Class I director.

Nominee:	For	Withhold

Ross Silver	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.			For	Against	Abstain

2. Ratification of the appointment of M&K CPAs, PLLC, as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025.			☐	☐	☐

NOTE: The Company may transact such other business as may properly come before the 2024 Annual Meeting, or any adjournments or postponements thereof.
		Yes	No

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V56071-P17979

CLS HOLDINGS USA, INC.

Annual Meeting of Stockholders

November 6, 2024 11:00 AM, EST

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Charlene Magee and Andrew Glashow, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of CLS HOLDINGS USA, INC. that the undersigned stockholder is entitled to vote at the 2024 Annual Meeting of Stockholders of the Company to be held at 11:00 AM, EST on November 6, 2024 in a virtual format only, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side